                                                                 EXHIBIT 10.12

                                                                EXECUTION COPY





                             NOTE PURCHASE AGREEMENT

                          Dated as of October 14, 1997

                                      Among

                             AFG CREDIT CORPORATION

                                  as Transferor

                      VARIABLE FUNDING CAPITAL CORPORATION

                                 as a Purchaser

                        FIRST UNION CAPITAL MARKETS CORP.

                                  as Deal Agent





                                AFG MASTER TRUST
                               Series 1997-1 Notes

                                TABLE OF CONTENTS

                                                                         Page


ARTICLE I  DEFINITIONS.....................................................1
         Section 1.1 Certain Defined Terms.................................1
         Section 1.2 Other Terms...........................................4
         Section 1.3 Computation of Time Periods...........................4

ARTICLE II  PURCHASE OF THE NOTE...........................................5
         Section 2.1 Sale and Delivery of the Note.........................5
         Section 2.2 Acceptance and Custody of Note........................6
         Section 2.3 Selection of Tranche Periods..........................6

ARTICLE III  CONDITIONS OF PURCHASE........................................7
         Section 3.1 Conditions Precedent..................................7

ARTICLE IV  REPRESENTATIONS AND WARRANTIES.................................7
         Section 4.1 Representations and Warranties of the Transferor......7
         Section 4.2 Representations, Warranties and Agreements of the
         Purchaser.........................................................9

ARTICLE V  GENERAL COVENANTS...............................................9
         Section 5.1 General Covenants of the Transferor...................9

ARTICLE VI  INDEMNIFICATION................................................10
         Section 6.1 Indemnities by the Transferor.........................10

ARTICLE VII  THE DEAL AGENT................................................11
         Section 7.1 Authorization and Action of the Deal Agent............11
         Section 7.2 Delegation of Duties..................................11
         Section 7.3 Exculpatory Provisions................................11
         Section 7.4 Reliance..............................................12
         Section 7.5 Non-Reliance on Deal Agent and Other Purchasers.......12
         Section 7.6 Deal Agent in its Individual Capacity.................12
         Section 7.7 Successor Deal Agent..................................12

ARTICLE VIII  MISCELLANEOUS................................................13
         Section 8.1 Amendments and Waivers................................13
         Section 8.2 Notices, Etc..........................................14
         Section 8.3 No Waiver; Remedies...................................14
         Section 8.4 Binding Effect........................................14
         Section 8.5 Term of this Agreement................................14
         Section 8.6 GOVERNING LAW.........................................15
         Section 8.7 WAIVER OF JURY TRIAL..................................15
         Section 8.8 Costs, Expenses and Taxes.............................15
         Section 8.9 No Proceedings........................................16

         Section 8.10 Recourse Against Certain Parties.....................16
         Section 8.11 Ratable Payments.....................................16
         Section 8.12 Confidentiality......................................17
         Section 8.13 Execution in Counterparts; Severability; Integration.17



LIST OF EXHIBITS AND SCHEDULES

EXHIBITS

EXHIBIT A                  Form of VFCC's Cost Funds Form


SCHEDULES

SCHEDULE I                 Conditions Precedent to Initial Purchase

         NOTE PURCHASE AGREEMENT (the "Agreement"), dated as of October 14, 1997, by and among:

                  (1) AFG CREDIT CORPORATION, a Delaware corporation (the "Transferor");

                  (2)  VARIABLE   FUNDING   CAPITAL   CORPORATION,   a  Delaware
                  corporation   (together   with  its  successors  and  assigns,
                  "VFCC"); and

                  (3) FIRST UNION CAPITAL MARKETS CORP. ("FCMC"), as agent (the "Deal Agent").


                           IT IS AGREED as follows:


                                    ARTICLE I

                                   DEFINITIONS

         Section 1.1       Certain Defined Terms.

         (a) Certain capitalized terms used throughout this Agreement are defined above or in this Section 1.1. In addition, capitalized terms used but not defined herein have the meanings given to such terms in the AFG Master Trust Pooling and Servicing Agreement and Indenture of Trust dated as of July 1, 1995 (the "Base"), among the Transferor, American Finance Group, Inc., a Delaware corporation, as Servicer, and Bankers Trust Company, as Trustee (in such capacity, the "Trustee") and as Collateral Trustee (in such capacity, the "Collateral Trustee"), as amended by Amendment No. 1, dated as of September 1, 1995, Amendment No. 2, dated as of December 5, 1995 and Amendment No. 3, dated as of October 14, 1997 and as supplemented by the Series 1997-1 Supplemental Indenture (the "Supplement"), dated as of October 14, 1997, by and among the Transferor, the Servicer, the Deal Agent, the Collateral Trustee and the Trustee. The Base, as amended, and the Supplement are collectively referred to as the "Indenture."

         (b) As used in this Agreement and its exhibits, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

Act: The Securities Act of 1933, as amended, together with the rules and regulations thereunder.

Base Rate: For any day, a rate per annum equal to the lesser of (a) the Prime Rate in effect on such day and (b) the sum of the Federal Funds Effective Rate in effect on such day and 1.00% per annum. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective on the opening of business on the date of such change.

Collection Date: The date following the Termination Date on which the Principal Amount has been reduced to zero, the Purchaser has received all amounts of interest due in respect of the Note and other amounts due to the Purchaser in connection with this Agreement and the Indenture and the Deal Agent has received all amounts due to it in connection with this Agreement.

Commercial Paper: On any day, any commercial paper note issued by VFCC for the purpose of financing or maintaining its investment in the Note, including all such commercial paper notes so issued to re-finance matured commercial paper notes issued by VFCC that were originally issued to finance VFCC's investment in the Note.

CP Disruption Event: The inability of the Purchaser, at any time, whether as a result of a prohibition, a contractual restriction or any other event or circumstance whatsoever, to raise funds through the issuance of its commercial paper notes (whether or not constituting Commercial Paper) in the United States commercial paper market.

Deal Documents: This Agreement, the Indenture, the Liquidity Purchase Agreement and each other document, agreement, certificate, schedule or other writing entered into or delivered in connection with the foregoing, as the same may be amended, supplemented, restated, replaced or otherwise modified from time to time.

Eurodollar Reserve Percentage: For any Tranche Period, the reserve percentage applicable during such Tranche Period (or, if more than one such percentage shall be so applicable, the daily average of such percentages for those days in such Tranche Period during which any such percentage shall be so applicable) under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for First Union National Bank with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (as defined in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time) and having a term equal to such Tranche Period.

Facility Termination Date: October 13, 1998 or such later date to which the Facility Termination Date may be extended, if extended, in the sole discretion of VFCC in accordance with the terms of Section 2.1(c).

Federal Funds Effective Rate: For any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published on the next succeeding Business Day, the average of the quotations for the day of such transactions received by the Deal Agent from three federal funds brokers of recognized standing selected by it.

Fee Letter: The Transferor Fee Letter Agreement, dated as of October 13, 1997, between the Transferor and the Deal Agent.

Investors:  Has the  meaning  given  to  such  term  in the  Liquidity  Purchase
Agreement.

LIBOR: For any Tranche Period, a per annum interest rate determined pursuant to the following formula:

         LIBOR  =                   LIBOR Rate
                              1 - Eurodollar Reserve Percentage

LIBOR Rate: With respect to any Tranche Period of one, two or three months and for which VFCC's Cost of Funds is calculated by reference to LIBOR, an interest rate per annum equal to the average (rounded upward to the nearest one-sixteenth (1/16) of one percent) per annum rate of interest determined by First Union National Bank at its principal office in Charlotte, North Carolina as its LIBOR Rate (each such determination, absent manifest error, to be conclusive and binding on all parties hereto and their assignees) as the rate at which deposits in immediately available funds in U.S. dollars are being, have been, or would be offered or quoted by First Union National Bank to major banks in the applicable interbank market for Eurodollar deposits at or about 11:00 a.m. (Charlotte, North Carolina time) on the Business Day which is the Business Day immediately preceding the first day of such Tranche Period, for delivery on the first day of such Tranche Period, for a term of equal to such Tranche Period and in an amount approximately equal to the portion of the Principal Amount related to such Tranche Period. If no such offers or quotes are generally available for such amount, then the LIBOR Rate shall be the rate appearing on the Telerate Page 3750 as of 11:00 A.M. (London time) on the Business Day which is the Business Day immediately preceding the first day of such Tranche Period for a term equal to such Tranche Period.

Liquidity Agent: Has the meaning given to such term in the Liquidity Purchase Agreement.

Liquidity Purchase: Any purchase made by an investor pursuant to the terms and conditions of the Liquidity Purchase Agreement.

Liquidity Purchase Agreement: The Liquidity Purchase Agreement, dated as of October 14, 1997, by and among VFCC, as seller thereunder, the Investors named therein, FCMC, as Deal Agent and as Documentation Agent, and First Union National Bank, as Liquidity Agent.

Person: An individual, partnership, corporation (including a business trust), joint stock company, limited liability company, limited partnership, trust, association, joint venture, any governmental authority or any other entity of any nature.

Prime Rate: At any time, the rate of interest per annum publicly announced from time to time by First Union National Bank at its principal office in Charlotte, North Carolina as its prime rate. Each change in the Prime Rate shall be effective as of the opening of business on the day such change in the Prime Rate occurs. The parties hereto acknowledge that the rate announced publicly by First Union National Bank as its prime rate is an index or base rate and shall not necessarily be its lowest or best rate charged to its customers or other banks.

Principal Limit: On any day, an amount equal to the product of (i) the Asset Base on such day and (ii) the Series Percentage.

Purchase:  The initial purchase of the Note.

Purchase Limit: $125,000,000; provided, however, that at all times, on or after the Termination Date, the Purchase Limit shall mean the Principal Amount.

Purchaser: Collectively, VFCC and any other Person that may agree from time to time to purchase any interest in the Note from VFCC and their respective successors and assigns.

Termination Date: The earliest of (a) the Facility Termination Date, (b) the occurrence of a Pay Out Event, (c) the occurrence of the Amortization Date or
(d) the occurrence of a Series Pay Out Event.

Tranche Period: For any portion of the Principal Amount, any period determined pursuant to Section 2.3.

UCC:  The Uniform Commercial Code as in effect in the applicable jurisdiction.

United States:  The United States of America.

VFCC's Cost of Funds: For any Tranche Period and any portion of the Principal Amount assigned thereto, VFCC's Cost of Funds (including fees paid or payable to dealers in, or placement agents for, Commercial Paper, if applicable), as set forth in the most recent VFCC's Cost of Funds Form, which shall be (A) if Commercial Paper is available (as determined in the Deal Agent's sole discretion), VFCC's Cost of Funds in connection with such Commercial Paper which shall be calculated based upon the interest rate applicable to such Commercial Paper, or if such Commercial Paper is sold at a discount, the interest rate per annum resulting from converting such discount rate to an interest-bearing equivalent rate, or (B) if Commercial Paper is not available for any reason (as determined in the Deal Agent's sole discretion) and the Tranche Period is one, two or three months, LIBOR, or (C) if Commercial Paper is not available for any reason (as determined in the Deal Agent's sole discretion) and the Tranche Period is less than one month, the Prime Rate.

VFCC's Cost of Funds Form: A certificate delivered to the Trustee by the Deal Agent on behalf of VFCC substantially in the form of Exhibit B hereto.

         Section 1.2       Other Terms.

         All accounting terms not specifically defined herein shall be construed in accordance with GAAP. All terms used in the UCC in effect in the State of New York and not specifically defined herein are used herein as defined therein.

         Section 1.3       Computation of Time Periods.

         Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding."

                                   ARTICLE II

                              PURCHASE OF THE NOTE

         Section 2.1       Sale and Delivery of the Note.

         (a) On the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Transferor agrees to deliver to the Purchaser, on the Closing Date, the Note, which Note shall be duly executed by the Transferor, duly authenticated by the Trustee and registered in the name of the Deal Agent, as agent for the Purchasers. The Note will be delivered to the Deal Agent, as custodian for VFCC against payment of the purchase price therefor to the Transferor in same day funds, by wire transfer to the account specified to the Deal Agent by the Transferor in writing for the purpose of.

         (b) On the terms and conditions hereinafter set forth, and subject to the terms and conditions of the Supplement, the Transferor may, at its option, request that the Purchasers make Increases. On each day prior to the Termination Date and subject to the satisfaction of the terms and conditions hereinafter set forth, VFCC agrees to make each such Increase on the date requested by the Transferor in an amount not to exceed the sum (such amount being the "Adjusted Increase Amount") of (i) the net proceeds from the sale of Commercial Paper on such date plus (b) the proceeds of Liquidity Purchases on such date. Notwithstanding anything to the contrary herein contained, VFCC shall have no obligation to make any Increase (i) in an amount in excess of the Adjusted Increase Amount or (ii) if, after giving effect to such Increase, the Principal Amount would exceed the lesser of (x) the Purchase Limit or (y) the Principal Limit. In addition, VFCC shall have no obligation to make available any Adjusted Increase Amount if on the date such Adjusted Increase Amount would be paid, (1) the sum of (A) the product of (I) the Asset Base and (II) the Series Percentage and (B) accrued and unpaid interest on the Notes to such date is less than (2) the sum of (A) the net proceeds of all Commercial Paper outstanding in the case of Commercial Paper issued at a discount and the principal balance of all Commercial Paper outstanding in the case of Commercial Paper issued on an interest bearing basis and (B) accrued and unpaid discount to such date in the case of Commercial Paper outstanding issued at a discount and accrued and unpaid interest to such date in the case of Commercial Paper outstanding issued on an interest bearing basis.

         (c) The Transferor may, within 60 days, but no later than 45 days, prior to the then Facility Termination Date, by written notice to the Deal Agent, make written request for VFCC and the Investors to extend the Facility Termination Date for an additional period of 364 days. The Deal Agent will give prompt notice to VFCC and to the Liquidity Agent under the Liquidity Purchase Agreement of its receipt of such request for extension of the Facility Termination Date. VFCC shall make a determination, in its sole discretion and after a full credit review, not less than 15 days prior to the then applicable Facility Termination Date as to whether or not it will agree to extend the Facility Termination Date; provided, however, that the failure of VFCC to make a timely response to the Seller's request for extension of the Facility Termination Date shall be deemed to constitute a refusal by VFCC and the Investors to extend the Facility Termination Date. The Facility Termination Date shall only be extended upon the consent of both (i) VFCC and (ii) 100% of the Investors.

         Section 2.2       Acceptance and Custody of Note.

         On the Closing Date, the Deal Agent shall take delivery of the Note and maintain custody thereof on behalf of the Purchasers.

         Section 2.3       Selection of Tranche Periods.

         The Transferor may, subject to the Deal Agent's approval and the limitations described below and in the Supplement, select Tranche Periods and allocate a portion of the Principal Amount to each selected Tranche Period, so that the full Principal Amount is at all times allocated to a Tranche Period. Each subsequent Tranche Period shall commence on the last day of the immediately preceding Tranche Period, and the duration of and interest applicable to such subsequent Tranche Period shall be such as the Transferor has selected and the Deal Agent has approved on the Business Day prior to such last day; provided, however, that if the Deal Agent has not, by 3 p.m. (New York time) on the Business Day immediately preceding the last day of a Tranche Period (i) received from the Transferor notice of the Transferor's selection of the next Tranche Period(s) and the amount of Principal Amount to be allocated thereto and (ii) approved such selection and allocation, then the Deal Agent shall, in its sole discretion, choose such Tranche Period(s) and make such allocation. Any Tranche Period which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day; provided, however, that if such next succeeding Business Day is in the next calendar month, then such Tranche Period shall end on the next preceding Business Day. In addition, whenever any Tranche Period commences on the last Business Day in a month or on a day for which there is no numerically corresponding day in the month in which such Tranche Period ends, the last day of such Tranche Period shall occur on the last Business Day of the month in which such Tranche Period ends. Any Tranche Period for which interest on the Note accrues at a rate based upon LIBOR shall have a duration of one, two or three months only. In no event shall the duration of any Tranche Period exceed [90] days. Furthermore, if a CP Disruption Event shall have occurred and be continuing, the Purchaser, or the Deal Agent on its behalf, may, upon notice to the Transferor and the Trustee, terminate any Tranche Period then in effect if the Purchaser has funded any portion of the Principal Amount allocated to such Tranche Period by issuing its commercial paper notes. Any Tranche Period which commences before the Termination Date and would otherwise end on a date occurring after the Termination Date shall end on the Termination Date. On or after the Termination Date, the Deal Agent shall have the right to allocate outstanding Principal Amount to Tranche Periods of such duration as shall be selected by the Deal Agent. The Purchaser shall, on the first day of each Tranche Period, notify the Deal Agent of the rate of interest upon which VFCC's Cost of Funds will accrue for the Principal Amount allocated to such Tranche Period.

                                   ARTICLE III

                             CONDITIONS OF PURCHASE

         Section 3.1       Conditions Precedent.

         The Purchase hereunder is subject to the satisfaction, on or before the date of such purchase, as determined by the Deal Agent, of each condition precedent listed in Schedule I.


                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

         Section 4.1       Representations and Warranties of the Transferor.

         The Transferor represents and warrants as follows:

         (a) Organization. It is a company, duly organized and validly existing in good standing under the laws of the State of Delaware, is duly qualified and in good standing as a foreign entity and authorized to do business in all other jurisdictions wherein the nature of its business or property makes such qualification materially necessary, and has full power and authority to own its properties and to conduct its business as presently conducted.

         (b) Licenses and Approvals. It has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business requires such licenses and approvals except where the failure to have such licenses and approvals does not have a material adverse affect on its financial condition or on its ability to perform its obligations under the Deal Documents.

         (c) Authority. It has full power and authority to execute and deliver, and perform each of its obligations under, each of the Deal Documents to which it is a party, including the Transferor's use of the proceeds of Purchases, and it has duly authorized the execution, delivery and performance of each of the foregoing and the sale of the Note to the Purchaser by all necessary corporate action.

         (d) Enforceability. Each of the Deal Documents to which it is a party constitutes its legal, valid and binding obligations, enforceable against it in accordance with its respective terms, except as limited by bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium and other similar laws and equitable principles affecting creditors' rights and remedies.

         (e) No Conflicts. The consummation of the transactions contemplated by the fulfillment of the terms of the Deal Documents will not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice, lapse of time or both) a default under its memorandum of association, by-laws or any indenture, agreement, mortgage, deed of trust or other material instrument to which it is a party or by which it is bound, or result in the creation or imposition of any Lien (other than as contemplated by this Agreement or the Indenture) upon any of its properties pursuant to the terms of such indenture, agreement, mortgage, deed of trust or other such instrument, other than the Deal Documents, or violate any law, rule, regulation or any order applicable to it of any court or of any regulatory body, administrative agency or other governmental instrumentality having jurisdiction over it or any of its properties.

         (f) Legal Proceedings. There are no proceedings or investigations to which it is a party pending, or, to its best knowledge, threatened, before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality (a) asserting the invalidity of the Deal Documents,
(b) seeking to prevent the consummation of any of the transactions contemplated by the Deal Documents, (c) seeking any determination or ruling that would materially and adversely affect the performance by it of its obligations under, or the validity or enforceability of, the Deal Documents or (d) which would have a material adverse effect on its ability to perform its obligations under the Deal Documents.

         (g) Consents and Approvals. All approvals, authorizations, consents, orders or other actions of any Person, corporation or other organization, or of any court, governmental agency or body or official, required in connection with the execution, delivery and performance of the Deal Documents, have been received or taken, as the case may be.

         (h) Information. No information, exhibit, financial statement, document, book, record or report furnished or to be furnished by it to the Deal Agent or a Purchaser (i) is or will be inaccurate in any material respect as of the date it is or shall be dated or (except as otherwise disclosed to the recipient thereof at the time of delivery or thereafter) as of the date so furnished and (ii) no such document contains or will contain any material misstatement of fact or omits or shall omit to state a material fact necessary to make the statements contained therein not misleading in light of the statements made therein.

         (i) Accuracy of Representations and Warranties. Each representation and warranty made by it contained herein or in any certificate or other document furnished by it pursuant hereto or to any Deal Document or in connection herewith or therewith is true and correct in all material respects.

         (j) Offer and Sale. Neither the Transferor nor any person acting on its behalf has offered to sell the Note by any form of general solicitation or general advertising. The Transferor has not offered or sold the Note or other similar security in any manner that would render the issuance and sale of the Note a violation of the Act, or require registration pursuant thereto, nor has it authorized nor will it authorize any person to act in such manner.

         (k) Representations and Warranties. The Transferor hereby repeats each of the representations and warranties made by it in the Indenture and made in any officer's certificate of the Transferor delivered pursuant to the Indenture as if each such representation and warranty was set forth herein.

         Section  4.2   Representations,   Warranties   and  Agreements  of  the
Purchaser.

         The Purchaser hereby represents and warrants to, and agrees with, the Transferor that:

         (a) The Purchaser understands that the Note purchased by it has not been registered under the Act or the securities laws of any State and, if the Note is not then registered under applicable federal and State securities law (which registration the Transferor is not obligated to effect), it will not offer to sell, transfer or otherwise dispose of the Note or any portion thereof except in a transaction which is exempt from such registration.

         (b) The Purchaser is acquiring the Note for its own account, and not as a nominee for any other person, and the Purchaser is not acquiring the Note with a view to or for sale or transfer in connection with any distribution of the Note under the Act, but subject, nevertheless, to any requirement of law that the disposition of its property shall at all times be within its control.

         (c) The Purchaser is an "accredited investor" as defined in Regulation D under the Act.

         (d) The Purchaser is not, and is not purchasing for, or on behalf of, a "benefit plan investor" as such term is defined in 29 C.F.R. 2510.3-101, unless the transfer to, or holding of the Note by, such Person will either: (i) not result in any prohibited transaction under Title I of the Employee Retirement Income Security Act of 1974, as amended, or excise taxes under
Section 4975 of the Internal Revenue Code of 1986, as amended, or (ii) result in a prohibited transaction, but any such transaction will be eligible for exemptive relief under Prohibited Transaction Class Exemption 91-38 (regarding investments by bank collective trust funds), Prohibited Transaction Class Exemption 90-1 (relating to investments by insurance company separate accounts), Prohibited Transaction Class Exemption 95-60 (relating to investments by insurance company general accounts), Prohibited Transaction Class Exemption 84-14 (relating to investments by qualified professional asset managers) or Prohibited Transaction Class Exemption 96-23 (relating to investments by in-house asset managers).

         (e) Neither the Purchaser nor any person acting on its behalf has offered to sell the Note by any form of general solicitation or general advertising. The Purchaser has not offered the Note in any manner that would render the issuance and sale of the Note a violation of the Act, or require registration pursuant thereto, nor has it authorized nor will it authorize any person to act in such manner.


                                    ARTICLE V

                                GENERAL COVENANTS

         Section 5.1       General Covenants of the Transferor.

         (a) The Transferor hereby agrees to notify the Deal Agent, as soon as possible, and in any event within five (5) days after notice to the Transferor, of (a) the occurrence of any Pay Out Event and/or Series Pay Out Event, (b) the occurrence of any Accelerated Payment Event, (c) any fact, condition or event which, with the giving of notice or the passage of time or both, could become a Pay Out Event and/or a Series Pay Out Event, (d) any fact, condition or event which, with the giving of notice or the passage of time or both, could become an Accelerated Payment Event, (e) the failure of the Transferor to observe any of its material undertakings under the Deal Documents or (f) any change in the status or condition of the Transferor or the Manager that would reasonably be expected to adversely affect the Transferor's or the Manager's ability to perform its obligations under the Deal Documents.

         (b) The Transferor agrees not to sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Act) that would be integrated with the sale of the Note in a manner that would require the registration under the Act of the sale to the Purchaser of the Note.

         (c) The Transferor agrees to deliver to the Deal Agent on each Distribution Date a copy of the Monthly Statement related to such Distribution Date.


                                   ARTICLE VI

                                 INDEMNIFICATION

         Section 6.1       Indemnities by the Transferor.

         Without limiting any other rights which the Deal Agent, the Purchasers or any of their respective Affiliates may have hereunder or under applicable law, the Transferor hereby agrees to indemnify each of the Deal Agent, the Purchasers and each of their respective Affiliates, together with their respective successors and permitted assigns (each of the foregoing Persons being individually called an "Indemnified Party") from and against any and all damages, losses, claims, liabilities and related costs and expenses, including reasonable attorneys' fees and disbursements (all of the foregoing being collectively referred to as "Indemnified Amounts") awarded against or incurred by any of them arising out of, or relating to this Agreement, any Deal Document or the Note, excluding, however, Indemnified Amounts to the extent resulting from gross negligence or willful misconduct on the part of such Indemnified Party.

         Any amounts subject to the  indemnification  provisions of this Section
6.1 shall be paid by the Transferor to the Deal Agent within ten (10) Business Days following the Deal Agent's demand therefor.

                                   ARTICLE VII

                                 THE DEAL AGENT

         Section 7.1       Authorization and Action of the Deal Agent.

         Each Purchaser hereby designates and appoints FCMC as Deal Agent hereunder, and authorizes the Deal Agent to take such actions as agent on its behalf and to exercise such powers as are delegated to the Deal Agent by the terms of this Agreement together with such powers as are reasonably incidental thereto. The Deal Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Purchaser, and no implied covenants, functions, responsibilities, duties, obligations or liabilities on the part of the Deal Agent shall be read into this Agreement or otherwise exist for the Deal Agent. In performing its functions and duties hereunder, the Deal Agent shall act solely as agent for the Purchasers and does not assume nor shall be deemed to have assumed any obligation or relationship of trust or agency with or for the Transferor or any of its successors or assigns. The Deal Agent shall not be required to take any action which exposes the Deal Agent to personal liability or which is contrary to this Agreement, any other agreement by which the Deal Agent is bound or applicable law. The appointment and authority of the Deal Agent hereunder shall terminate on the Collection Date.

         Section 7.2       Delegation of Duties.

         The Deal Agent may execute any of its duties under this Agreement by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Deal Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

         Section 7.3       Exculpatory Provisions.

         Neither the Deal Agent nor any of its directors, officers, agents or employees shall be (i) liable for any action lawfully taken or omitted to be taken by it or them under or in connection with this Agreement (except for its, their or such Person's own gross negligence or willful misconduct), or (ii) responsible in any manner to any of the Purchasers for any recitals, statements, representations or warranties made by the Transferor contained in this Agreement or in any certificate, report, statement or other document referred to or provided for in, or received under or in connection with, this Agreement or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other document furnished in connection herewith, or for any failure of the Transferor to perform its obligations hereunder, or for the satisfaction of any condition specified in Article III. The Deal Agent shall not be under any obligation to any Purchaser to ascertain or to inquire as to the observance or performance of any of the agreements or covenants contained in, or conditions of, this Agreement, or to inspect the properties, books or records of the Transferor. The Deal Agent shall not be deemed to have knowledge of any Event of Default or Accelerated Payment Event unless the Deal Agent has received written notice from the Transferor or a Purchaser.

         Section 7.4       Reliance.

         The Deal Agent shall in all cases be entitled to rely, and shall be fully protected in relying, upon any document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Transferor), independent accountants and other experts selected by the Deal Agent. The Deal Agent shall in all cases be fully justified in failing or refusing to take any action under this Agreement or any other document furnished in connection herewith unless it shall first receive such advice or concurrence of VFCC or all of the Purchasers, as applicable, as it deems appropriate or it shall first be indemnified to its satisfaction by the Purchasers, provided that unless and until the Deal Agent shall have received such advice, the Deal Agent may take or refrain from taking any action, as the Deal Agent shall deem advisable and in the best interests of the Purchasers. The Deal Agent shall in all cases be fully protected in acting, or in refraining from acting, in accordance with a request of VFCC or all of the Purchasers, as applicable, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Purchasers.

         Section 7.5       Non-Reliance on Deal Agent and Other Purchasers.

         Each Purchaser expressly acknowledges that none of the Deal Agent or any of its respective officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to such Purchaser and that no act by the Deal Agent hereafter taken, including, without limitation, any review of the affairs of the Transferor, shall be deemed to constitute any representation or warranty by the Deal Agent. Each Purchaser represents and warrants to the Deal Agent that it has and will, independently and without reliance upon the Deal Agent or any other Purchaser and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, prospects, financial and other conditions and creditworthiness of the Transferor and made its own decision to enter into this Agreement.

         Section 7.6       Deal Agent in its Individual Capacity.

         Any of the Deal Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Transferor or any Affiliate of the Transferor as though the Deal Agent were not the Deal Agent hereunder. With respect to the acquisition of any Note pursuant to this Agreement, each of the Deal Agent and its Affiliates shall have the same rights and powers under this Agreement as any Purchaser and may exercise the same as though it were not the Deal Agent and the terms "Purchaser" and "Purchasers" shall include the Deal Agent in its individual capacity, if the Deal Agent shall become a Purchaser hereunder.

         Section 7.7       Successor Deal Agent.

         The Deal Agent may, upon 5 days' notice to the Transferor and the Purchasers, and the Deal Agent will, upon the direction of all of the Purchasers (other than the Deal Agent, in its individual capacity), resign as Deal Agent. If the Deal Agent shall resign, then VFCC during such 5-day period shall appoint from among the Purchasers a successor Deal Agent. If for any reason no successor Deal Agent is appointed by VFCC during such 5-day period, then effective upon the termination of such five day period, the Purchasers shall perform all of the duties of the Deal Agent hereunder and the Transferor shall for all purposes shall deal directly with the Purchasers. After any retiring Deal Agent's resignation hereunder as Deal Agent, the provisions of this Article VII and Article VI shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Deal Agent under this Agreement.


                                  ARTICLE VIII

                                  MISCELLANEOUS

         Section 8.1       Amendments and Waivers.

         (a) No amendment or modification of any provision of this Agreement shall be effective without the written agreement of the Transferor, each of the Purchasers and the Deal Agent, and no termination or waiver of any provision of this Agreement or consent to any departure therefrom by the Transferor shall be effective without the written concurrence of each of the Purchasers and the Deal Agent. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

         (b) No provision of this Agreement may be amended, supplemented, modified or waived except in writing in accordance with the provisions of this
Section 8.1(b). VFCC, the Transferor and the Deal Agent may enter into written amendments, modifications or waivers of any provisions of this Agreement, provided, however, that no such amendment, modification or waiver shall:

                  (i) without the consent of each affected Purchaser, (A) reduce the interest rate (or change any component thereof, including without limit, the period for which such interest rate is calculated) or any fee payable to the Deal Agent for the benefit of the Purchasers, (B) consent to or permit the assignment or transfer by the Transferor of any of its rights and obligations under this Agreement or the Indenture, (C) consent to the amendment, modification or waiver of, or otherwise agree to amend, modify or waive, any provision of the Indenture requiring consent to the holder of the Note or (D) amend or modify any defined term (or any defined term used directly or indirectly in such defined term) used in clauses (A) through (C) above in a manner which would circumvent the intention of the restrictions set forth in such clauses; or

                  (ii) without the written consent of the then Deal Agent, amend, modify or waive any provision of this Agreement if the effect thereof is to affect the rights or duties of such Deal Agent.

Notwithstanding the foregoing, without the consents of any of the parties hereto, the Deal Agent and each of the Purchasers may amend this Agreement solely to add additional Persons as Purchasers hereunder. Any modification or waiver shall apply to each of the Purchasers equally and shall be binding upon the Transferor, the Purchasers and the Deal Agent.

         (c) The Deal Agent shall provide prompt written notice of the nature of each amendment to this Agreement, and shall, simultaneously therewith, deliver a copy of such amendment to each Rating Agency.

         Section 8.2       Notices, Etc.

         All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including telex communication and communication by facsimile copy) and mailed, telexed, transmitted or delivered, as to each party hereto, at its address set forth under its name on the signature pages hereof or at such other address as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall be effective, upon receipt, or in the case of (a) notice by mail, upon receipt, (b) notice by telex, when telexed against receipt of answerback, or (c) notice by facsimile copy, when verbal communication of receipt is obtained, except that notices and communications pursuant to Article II shall not be effective until received with respect to any notice sent by mail or telex.

         Section 8.3       No Waiver; Remedies.

         No failure on the part of the Deal Agent or a Purchaser to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

         Section 8.4       Binding Effect.

         This Agreement shall be binding upon and inure to the benefit of the Transferor, the Deal Agent, the Purchasers and their respective successors and permitted assigns.

         Section 8.5       Term of this Agreement.

         This Agreement, including, without limitation, the Transferor's obligations to observe its covenants and agreements set forth herein, shall remain in full force and effect until the Collection Date; provided, however, that the obligations of the Transferor under Section 2.2, the indemnification and payment provisions of Article VI and the provisions of Section 8.9 and
Section 8.10 and the  agreements of the parties  contained in Sections 8.6, 8.7,
8.8 and 8.12 shall be continuing and shall survive any termination of this Agreement.

         Section 8.6       GOVERNING LAW.

         THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NORTH CAROLINA (WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES).

         Section 8.7       WAIVER OF JURY TRIAL.

         TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PURCHASERS, THE TRANSFEROR AND THE DEAL AGENT WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE BETWEEN THE PARTIES HERETO ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP BETWEEN ANY OF THEM IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. INSTEAD, ANY SUCH DISPUTE RESOLVED IN COURT WILL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY.

         Section 8.8       Costs, Expenses and Taxes.

         In addition to the rights of indemnification granted to the Deal Agent, the Purchasers and their respective Affiliates under Article VI hereof, the
Transferor agrees to pay on demand all costs and expenses incurred by a Purchaser or the Deal Agent, and their respective Affiliates, successors or assigns, with respect to enforcing their respective rights and remedies as against the Transferor under this Agreement, the Indenture, any Note, any other Deal Document and the other documents to be delivered hereunder or in connection herewith provided, however, that none of the Deal Agent, any Purchaser or any affiliate thereof shall be entitled to any such payment (and shall reimburse the Transferor for any such payments previously received) if such person has been determined by a court of competent jurisdiction to not be entitled to receive indemnification pursuant to Article VI hereof in connection with such enforcement. The Transferor also agrees to pay on demand all costs and expenses of the Purchasers and the Deal Agent, and their respective Affiliates, successors or assigns, if any (including reasonable counsel fees and expenses), incurred in connection with the negotiation, execution, and delivery of this Agreement and the transactions contemplated hereby, any removal of the Facility and/or the enforcement, administration (including periodic auditing), amendment or modification of, or any waiver or consent issued in connection with, this Agreement, the Indenture, the Note, any other Deal Document and the other documents to be delivered hereunder or thereunder, or in connection herewith or therewith. The Transferor also agrees to pay on demand all reasonable out-of-pocket costs and expenses incurred by a Purchaser in connection with the administration (including rating agency requirements, modification and amendment) of this Agreement, the Deal Documents and the other documents to be delivered hereunder, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for Purchaser and the Deal Agent with respect thereto and with respect to advising the Purchaser as to its rights and remedies under this Agreement, the Deal Documents and the other agreements executed pursuant hereto. Any amounts subject to the provisions of this Section 8.8 shall be paid by the Transferor to the Deal Agent within ten (10) Business Days following the Deal Agent's demand therefor.

         Section 8.9       No Proceedings.

         Each of the Transferor, the Deal Agent and the Purchasers hereby agrees that it will not institute, or join any other Person in instituting, against VFCC any bankruptcy, insolvency, winding up, dissolution, receivership, conservatorship or other similar proceeding or action so long as any commercial paper issued by VFCC shall be outstanding or there shall not have elapsed one year and one day since the last day on which any such commercial paper shall have been outstanding.

         Section 8.10      Recourse Against Certain Parties.

         No recourse under or with respect to any obligation, covenant or agreement (including, without limitation, the payment of any fees or any other obligations) of any of the Transferor, VFCC any Purchaser or the Deal Agent as contained in this Agreement or any other agreement, instrument or document entered into by it pursuant hereto or in connection herewith shall be had against any administrator of such party or any incorporator, affiliate, stockholder, officer, employee or director of such party or of any such administrator, as such, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise; it being expressly agreed and understood that the agreements of such party contained in this Agreement and all of the other agreements, instruments and documents entered into by it pursuant hereto or in connection herewith are, in each case, solely the corporate obligations of such party, and that no personal liability whatsoever shall attach to or be incurred by any administrator of such party or any incorporator, stockholder, affiliate, officer, employee or director of such party or of any such administrator, as such, or any of them, under or by reason of any of the obligations, covenants or agreements of such party contained in this Agreement or in any other such instruments, documents or agreements, or which are implied therefrom, and that any and all personal liability of every such administrator of such party and each incorporator, stockholder, affiliate, officer, employee or director of such party or of any such administrator, or any of them, for breaches by such party of any such obligations, covenants or agreements, which liability may arise either at common law or at equity, by statute or constitution, or otherwise, is hereby expressly waived as a condition of and in consideration for the execution of this Agreement.

         Section 8.11      Ratable Payments.

         If any Purchaser, whether by setoff or otherwise, has payment made to it with respect to any portion of any amount of the principal amount of the Note or other amount owing to such Purchaser (other than payments received pursuant to Article VI) in a greater proportion than that received by any other Purchaser, such Purchaser agrees, promptly upon demand, to pay to the Deal Agent, for distribution ratably to all other Purchasers the amount of such excess such that all Purchasers shall receive their ratable portion of such payment.

         Section 8.12      Confidentiality.

         (a) Each of the Deal Agent, the Purchasers and the Transferor shall maintain and shall cause each of its employees and officers to maintain the confidentiality of this Agreement and the other confidential proprietary information with respect to the other parties hereto and their respective businesses obtained by it or them in connection with the structuring, negotiating and execution of the transactions contemplated herein, except that each such party and its officers and employees may (i) disclose such information to its external accountants and attorneys and as required by applicable law, applicable accounting requirements or order of any judicial or administrative proceeding and (ii) disclose the existence of this Agreement, but not the financial terms thereof.

         (b)     Anything   herein  to  the   contrary   notwithstanding,   the
Transferor hereby consents to the disclosure of any nonpublic information with respect to it (i) to the Deal Agent, the Liquidity Agent, the Investors, prospective Investors (provided that each such prospective Investor has entered into a confidentiality agreement reasonably acceptable to both the Deal Agent and the Transferor) or a Purchaser by each other, (ii) by the Deal Agent or the Purchasers to any prospective or actual assignee or participant of any of them or (iii) by the Deal Agent to any rating agency that provides a rating for the Commercial Paper, Commercial Paper dealer or placement agent or provider of a surety, guaranty or credit or liquidity enhancement to a Purchaser and to any officers, directors, employees, outside accountants and attorneys of any of the foregoing, provided each such Person is informed of the confidential nature of such information and agrees to keep such information confidential pursuant to the terms of this Section 8.12. In addition, the Purchasers, the Liquidity Agent, the Investors and the Deal Agent may disclose any such nonpublic information pursuant to any law, rule, regulation, direction, request or order of any judicial, administrative or regulatory authority or proceedings (whether or not having the force or effect of law). As used herein, the terms "Investors" and the "Liquidity Agent" shall have their respective meanings as set forth in the Liquidity Purchase Agreement.

         Section 8.13      Execution in Counterparts; Severability; Integration.

         This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby. This Agreement contains the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof, superseding all prior oral or written understandings.




                             [Signatures to Follow]

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.


THE TRANSFEROR:                    AFG CREDIT CORPORATION


                                   By
                                   Title:

                                   Attn:
                                   Facsimile:



VFCC:                              VARIABLE FUNDING CAPITAL CORPORATION

                                   By First Union Capital Markets
                                   Corp., as attorney-in-fact


                                   By
                                   Title:

                                         Variable Funding Capital Corporation
                                         c/o First Union Capital Markets Corp.
                                         One First Union Center, TW6
                                         Charlotte, North Carolina  28288
                                         Attention: Bo Weatherly
                                         Facsimile  No.: 704-383-6036


THE DEAL AGENT:                     FIRST UNION CAPITAL MARKETS CORP.


                                    By
                                    Title:

                                         First Union Capital Markets Corp.
                                         One First Union Center, TW6
                                         Charlotte, North Carolina  28288
                                         Attention:  Darrell Baber
                                         Facsimile  No.: 704-383-6036

                                     SCHEDULE I

                        CONDITIONS PRECEDENT TO PURCHASE

                  As required by Section 3.1 of the Agreement, each of the following items must be delivered to the Deal Agent prior to the date of the
Purchase:

                  (a) The Notes shall have been duly authorized, executed and delivered by the Transferor and authenticated by the Trustee.

                  (b) A copy of this Agreement and the Supplement, each duly executed by the Transferor and all other parties thereto.

                  (c) A certificate of the Secretary or Assistant Secretary of the Transferor dated the Closing Date, certifying (i) the names and true signatures of its respective incumbent officers authorized to sign this Agreement and the other documents to be delivered by it hereunder (on which certificate the Deal Agent and the Purchasers may conclusively rely until such time as the Deal Agent shall receive from the Transferor a revised certificate meeting the requirements of this paragraph (c), (ii) that copies of its certificate of incorporation attached thereto are complete and correct copies and that such certificate of incorporation has not been amended, modified or supplemented and is in full force and effect, (iii) that the copy of its by-laws attached thereto is a complete and correct copy and that such by-laws have not been amended, modified or supplemented and are in full force and effect and (iv) the resolutions of its board of directors approving and authorizing the execution, delivery and performance by it of this Agreement and the documents related hereto and thereto.

                  (d) Certified copies of the Transferor's certificate of incorporation.

                  (e) Copies of the Indenture, and all other Deal Documents (other than this Agreement), in form and substance satisfactory to the Deal Agent, each duly executed and delivered by each party thereto.

                  (f) Copies of all certificates and opinions of counsel delivered pursuant to or in connection with the execution and delivery of the other Deal Documents, which shall be in form and content satisfactory to and each addressed to the Trustee or to the Deal Agent for the benefit of the Purchasers.

                  (g) An officer's certificate of a responsible officer of the Transferor to the effect that each of the conditions to the initial Purchase hereunder and to the authentication of the Note to be delivered on the Closing Date has been satisfied.

                  (h) An opinion of counsel to the Trustee as to the due organization of the Trustee, the enforceability of the Indenture and as to such other matters as the Deal Agent may reasonably request.

                  (i) All fees and expenses required by this Agreement, the Fee Letter and the other documents to be delivered hereunder or in connection herewith to be paid on or before the Closing Date.

                                    EXHIBIT A



                        Form of VFCC's Cost of Funds Form


                                [to be provided]